Exhibit 5.1

300 E. Second Street, Suite 1510 Reno, NV 89501 PH (775) 788-2200 | FX (775) 786-1177 fennemorecraig.com

October 11, 2019

Relmada Therapeutics, Inc.

880 Third Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Relmada Therapeutics, Inc., a Nevada corporation (the “Company”), by means of a registration statement on Form S-1 (as it may be amended and supplemented, the “Registration Statement”) and the Prospectus included therein (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) relating to the registration of 3,670,713 shares (the “Registered Stock”) of common stock, par value $0.001 per share of the Company (the “Common Stock”), consisting of (i) 2,394,198 shares of Common Stock (the “Issued Stock”) issued by the Company to the selling stockholders (the “Selling Stockholders”) named in the Registration Statement, (ii) 1,132,700 shares of Common Stock (the “Warrant Stock”) issuable upon exercise of the Warrants (as hereinafter defined) held by the Selling Stockholders, (iii) 90,697 shares of Common Stock (the “$6.60 Warrants Stock”) issuable upon exercise of the $6.60 Agent Warrants (as hereinafter defined) by Alexander Capital and Christopher C. Laffey (the “Alexander Selling Stockholders”) at an exercise price of $6.60 per share, and (iv) 53,118 shares of Common Stock (the $9.00 Warrants Stock”) issuable upon exercise of the $9.00 Warrants (as hereinafter defined) by Brookline Capital at an exercise price of $9.00 per share.

In connection with this opinion, we have examined and relied upon:

1.       The Registration Statement.

2.       The form of the warrants issued to the Selling Stockholders other than the Alexander Selling Stockholders and Brookline Capital (the “$6.60 Warrants”);

3.       The form of the warrants issued to Brookline Capital (the “$9.00 Warrants”).

4.       The Company’s Articles of Incorporation and Bylaws, each as amended and currently in effect.

5.       Resolutions of the Board of Directors of the Company relating to the Issued Stock, the Warrant Stock, the $6.60 Warrants Stock and the $9.00 Warrants Stock, as certified by an officer of the Company as of the date hereof.

Relmada Therapeutics, Inc.

October 11, 2019

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (iii) at the time the shares of Common Stock (other than the Issued Stock, as to which we make no such assumption) being registered under the Registration Statement are issued, there will be sufficient authorized but unissued Common Stock available to allow for such issuance.

Based upon the foregoing, and subject to the following, it is our opinion that:

1.       Issuance of the Issued Stock was duly authorized by the Company and the Issued Stock has been validly issued and is fully paid and nonassessable.

2.       Issuance of the Warrant Stock, the $6.60 Warrants Stock and the $9.00 Warrants Stock has been duly authorized by the Company and, when issued in accordance with the terms of the Warrants, the $6.60 Warrants and the $9.00 Warrants, as applicable, the Warrant Stock, the $6.60 Warrants Stock and the $9.00 Warrants Stock.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with the registration and offering of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Fennemore Craig, P.C

CDOL